Exhibit 99(a)





                          AGREEMENT AND PLAN OF MERGER





                                  BY AND AMONG




                       ADVANCED TECHNOLOGY SYSTEMS, INC.,


                             ATS ACQUISITIONS, INC.




                                       AND




                                 N-VISION, INC.




                    Dated as of the 15th Day of October, 1999

                                TABLE OF CONTENTS

                                    ARTICLE I
                                 THE MERGER Page

Section 1.1            Structure of the Merger                                         1
Section 1.2            Effect on Outstanding Shares                                    2
Section 1.3            Exchange Procedures                                             2
Section 1.4            Options                                                         3
Section 1.5            Warrants                                                        4


                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

Section 2.1            Representations and Warranties of the Seller                    4
Section 2.2            Representations and Warranties of the Purchaser                11
                       and Purchaser Sub.


                                   ARTICLE III
                           CONDUCT PENDING THE MERGER

Section 3.1            Conduct of the Seller's Business Prior to The Effective Time   12
Section 3.2            Forbearance by the Seller                                      12
Section 3.3            Conduct of the Purchaser's and the Purchaser Sub's             14
                       Business Prior to the Effective Time


                                   ARTICLE IV
                                    COVENANTS

Section 4.1            No Solicitation                                                15
Section 4.2            Employees and Directors                                        16
Section 4.3            Access and Information                                         16
Section 4.4            Antitakeover Provisions                                        17
Section 4.5            Additional Agreements                                          17
Section 4.6            Publicity                                                      18
Section 4.7            Notification of Certain Matters                                18
Section 4.8            Indemnification                                                18
Section 4.9            Shareholders' Meeting                                          19
Section 4.10           Proxy Statement                                                19



                                    ARTICLE V
                           CONDITIONS TO CONSUMMATION

Section 5.1            Conditions to Each Party's Obligations                         20
Section 5.2            Conditions to the Obligations of the Purchaser                 20
                          under this Agreement
Section 5.3            Conditions to the Obligations of the Seller                    21


                                   ARTICLE VI
                                   TERMINATION

Section 6.1            Termination                                                    22
Section 6.2            Effect of Termination                                          23


                                   ARTICLE VII
                   CLOSING, EFFECTIVE DATE AND EFFECTIVE TIME

Section 7.1            Effective Date and Effective Time                              23
Section 7.2            Deliveries at the Closing                                      23


                                  ARTICLE VIII
                                  OTHER MATTERS

Section 8.1            Certain Definitions; Interpretation                            23
Section 8.2            Non-Survival of Representations, Warranties                    24
                          Covenants and Agreements
Section 8.3            Amendment                                                      24
Section 8.4            Waiver                                                         24
Section 8.5            Counterparts                                                   24
Section 8.6            Governing Law                                                  24
Section 8.7            Expenses                                                       24
Section 8.8            Notices                                                        24
Section 8.9            Entire Agreement; Etc.                                         25
Section 8.10           Assignment                                                     25
Section 8.11           Schedules Not Admissions                                       25


                  This is an AGREEMENT AND PLAN OF MERGER, dated as of the 15th day of October, 1999 (this "Agreement"), by and among Advanced Technology Systems, Inc., a Virginia corporation (the "Purchaser"), ATS Acquisitions, Inc., a Delaware corporation and a wholly owned subsidiary of the Purchaser (the "Purchaser Sub"), and n-Vision, Inc., a Delaware corporation (the "Seller").



                             INTRODUCTORY STATEMENT


        The boards of directors of the Purchaser, the Purchaser Sub and the Seller have approved, and deem it advisable and in the best interests of their respective companies and their shareholders to consummate the business combination transaction provided for herein.


        The Purchaser desires to continue the business operations of Seller and utilize its employees, technology and client base as a part of its ongoing business plan.


        The Purchaser, the Purchaser Sub and the Seller desire to make certain representations, warranties and agreements in connection with the business combination transaction provided for herein and to prescribe various conditions to such transaction.


        In consideration of their mutual promises and obligations hereunder, the parties hereto adopt and make this Agreement and prescribe the terms and conditions hereof and the manner and basis of carrying it into effect, which shall be as follows:


ARTICLE I
THE MERGER

         Section 1.1 Structure of the Merger. On the Effective Date (as defined in Section 7.1), Purchaser Sub shall merge (the "Merger") with and into Seller pursuant to a Plan of Merger substantially in the form attached as Exhibit A which qualifies as a reorganization under Section 368 of the Internal Revenue Code of 1986, as amended; the separate existence of Purchaser Sub shall cease; Seller shall be the surviving corporation in the Merger (the "Surviving Corporation") and a wholly owned subsidiary of Purchaser; and all of the property (real, personal and mixed), rights, powers, duties and obligations of Purchaser Sub shall be taken and deemed to be transferred to and vested in Seller, as the Surviving Corporation in the Merger, without further act or deed; all in accordance with the applicable laws of the State of Delaware. At the Effective Time (as defined in Section 7.1), the Certificate of Incorporation and Bylaws of the Seller shall be amended in their entirety to conform to the Certificate of Incorporation and Bylaws of Purchaser Sub in effect immediately prior to the Effective Time and shall become the Certificate of Incorporation and Bylaws of the Surviving Corporation. At the Effective Time, the directors and officers of Purchaser Sub shall become the directors and officers of the Surviving Corporation.

         Section 1.2 Effect on Outstanding Shares.

         (a) By virtue of the Merger, automatically and without any action on the part of the holder thereof, each share of the Seller's common stock, par value $ 0.01 per share (the "Seller Common Stock") issued and outstanding at the Effective Time (other than (i) shares held directly or indirectly by the Purchaser and (ii) shares held as treasury stock of the Seller) shall become and be converted into the right to receive $0.50 in cash without interest (the "Merger Consideration"). As of the Effective Time, each share of Seller Common Stock held directly or indirectly by the Purchaser (other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted) and each share of Seller Common Stock held as treasury stock of the Corporation shall be cancelled and retired and cease to exist, and no exchange or payment shall be made with respect thereto.

         (b) The shares of common stock of Purchaser Sub issued and outstanding immediately prior to the Effective Time shall become shares of the Surviving Corporation after the Merger and shall thereafter constitute all of the issued and outstanding shares of the capital stock of the Surviving Corporation.

         Section 1.3 Exchange Procedures.

         (a) At and after the Effective Time, each certificate previously representing shares of Seller Common Stock (the "Certificate") (except as specifically set forth in Section 1.2) shall represent only the right to receive the Merger Consideration in cash without interest.

         (b) At or before the Effective Time, the Purchaser shall deposit, or shall cause to be deposited, with American Stock Transfer & Trust Company (or such other bank or trust company as selected by the Purchaser and reasonably acceptable to the Seller) as exchange agent (the "Exchange Agent"), for the benefit of the holders of shares of Seller Common Stock, for exchange in accordance with this Section 1.3, an amount of cash sufficient to pay the aggregate Merger Consideration to be paid pursuant to Section 1.2.

         (c) As soon as practicable after the Effective Time, the Purchaser shall cause the Exchange Agent to mail or deliver to each holder of record of a Certificate or Certificates the following: (i) a letter of transmittal specifying that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent, which shall be in a customary form; and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon the proper surrender of a Certificate or Certificates to the Exchange Agent, together with a properly completed and duly executed letter of transmittal, the holder of such Certificate or Certificates shall be entitled to receive in exchange therefor a check in an amount equal to the product of the Merger Consideration and the number of shares of Seller Common Stock represented by the Certificate or Certificates surrendered pursuant to the provisions hereof, and the Certificate or Certificates so surrendered shall forthwith be cancelled. The Purchaser shall direct the Exchange Agent to make payment of the Merger Consideration with respect to the Certificates so surrendered within five
(5) business days of the receipt of all required documentation. No interest will be paid or accrued on the Merger Consideration. In the event of a transfer of ownership of any shares of Seller Common Stock not registered in the transfer records of the Seller, a check for the Merger Consideration may be issued to the transferee if the Certificate representing such Seller Common Stock is presented to the Exchange Agent, accompanied by documents sufficient, in the discretion of the Purchaser and the Exchange Agent, (i) to evidence and effect such transfer and (ii) to evidence that all applicable stock transfer taxes have been paid.

         (d) From and after the Effective Time, there shall be no transfers on the stock transfer records of the Seller of any shares of Seller Common Stock that were outstanding immediately prior to the Effective Time. If after the Effective Time Certificates are presented to the Purchaser, they shall be cancelled and exchanged for the Merger Consideration deliverable in respect thereof pursuant to this Agreement in accordance with the procedures set forth in this Section 1.3.

         (e) Any portion of the aggregate Merger Consideration or the proceeds of any investments thereof that remains unclaimed by the shareholders of the Seller for 18 months after the Effective Time shall be repaid by the Exchange Agent to the Purchaser. Any shareholders of the Seller who have not theretofore complied with this Section 1.3 shall thereafter look only to the Purchaser for payment of their Merger Consideration deliverable in respect of each share of Seller Common Stock such shareholder holds as determined pursuant to this Agreement without any interest thereon. Notwithstanding the foregoing, none of the Purchaser, the Surviving Corporation, the Exchange Agent or any other person shall be liable to any former holder of Seller Common Stock for any amount delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

         (f) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Exchange Agent, the posting by such person of a bond in such amount as the Exchange Agent may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof pursuant to this Agreement.


         Section 1.4 Options. Purchaser or Seller, at the direction of the Purchaser, shall pay to each holder of an option which has been granted by the Seller to purchase shares of Seller Common Stock, and which is outstanding and exercisable but unexercised immediately prior to the Effective Time ("Seller Options"), an amount in cash computed by multiplying (i) any positive difference obtained by subtracting from (x) the per share amount of the Merger Consideration and (y) the per share exercise price applicable to such option by
(ii) the number of shares of Seller Common Stock subject to such option, subject, with respect to each such holder, to the receipt by the Purchaser of an acknowledgment from such holder that such payment shall constitute consideration for the termination and cancellation of such option. Purchaser shall make such payments on the Effective Date. The Seller agrees to take or cause to be taken all action necessary so that each such option outstanding immediately after the Effective Time as a result of the failure of the holder thereof to deliver the acknowledgment described in the preceding sentence shall be converted into a right to receive the amount described in the preceding sentence.


         Section 1.5 Warrants. In the event that any of the Seller's warrants to purchase shares of Seller Common Stock (the "Seller Warrants"), exercise price $11.00 per share, are exercised and paid for after the Effective Date and prior to their expiration, Seller or Purchaser shall pay to the holder of such Warrant an amount in cash computed by multiplying (x) the per share amount of the Merger Consideration by (y) the number of shares of Seller Common Stock to be issued pursuant to such Warrant, subject, with respect to each such holder, to the receipt of or acknowledgement from such holder that such payment shall constitute consideration for the termination and cancellation of such Warrant.


                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

         Section 2.1 Representations and Warranties of the Seller. The Seller represents and warrants to the Purchaser and Purchaser Sub that, except as specifically disclosed in a letter of the Seller delivered to the Purchaser prior to the execution hereof (and making specific reference to the Section or Sections of this Agreement for which an exception is taken) (such letter, as amended from time to time in the manner provided for in Section 4.7 hereof, the "Disclosure Schedule"):

         (a) Organization.

                  (i) The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified to do business and is in good standing in the Commonwealth of Virginia and in each other jurisdiction in which the nature of the business conducted or the properties or assets owned or leased by it makes such qualification necessary. The minute books of the Seller accurately record, in all material respects, all material corporate actions of its shareholders and Board of Directors (including Committees thereof). Prior to the execution of this Agreement, Seller has delivered to Purchaser true and correct copies of the Certificate of Incorporation and Bylaws of Seller. The Seller has the corporate power and authority to carry on its business as it is now conducted and to own, lease and operate its properties. Seller has no subsidiaries.

                  (ii) The Seller holds all licenses, certificates, permits, franchises and rights from all appropriate federal, state or other public authorities necessary for the conduct of its business. The Seller has conducted its business so as to comply in all respects with all applicable federal, state and local statutes, ordinances, regulations or rules, and the Seller is not presently charged with, or, to the Seller's knowledge, under governmental investigation with respect to, any actual or alleged material violations of any statute, ordinance, regulation or rule; and the Seller is not the subject of any pending or, to the Seller's knowledge, threatened material proceeding by any regulatory authority having jurisdiction over its business, properties or operations.

     (b) Capital Structure.

                  (i) The authorized capital stock of the Seller consists of Twenty-Five Million (25,000,000) shares of common stock, par value $0.01 per share. As of the date of this Agreement: (A) 2,655,569 shares of Seller Common Stock were issued and outstanding, (B) 500,000 shares of Seller Common Stock were reserved for issuance pursuant to stock options, and (C) no shares of Seller Common Stock were held by the Seller in its treasury. All outstanding shares of Seller Common Stock are validly issued, fully paid and nonassessable and not subject to any preemptive rights. The Disclosure Schedule 2.1(b) sets forth a complete and accurate list of all options to purchase Seller Common Stock outstanding, including the dates of grant, exercise prices, dates of vesting, dates of termination and shares subject to option for each grant.

                  (ii) As of the date of this Agreement, except for this Agreement and as set forth in the Disclosure Schedule 2.1(b), the Seller is not a party to or is bound by any outstanding subscriptions, options, warrants, calls, rights, convertible securities, commitments or agreements of any character obligating the Seller to issue, deliver or sell, or cause to be issued, delivered or sold, any additional shares of capital stock of the Seller or obligating the Seller to grant, extend or enter into any such option, warrant, call, right, convertible security, commitment or agreement. As of the date hereof, there are no outstanding contractual obligations of the Seller to repurchase, redeem or otherwise acquire any shares of capital stock of the Seller.

                  (iii) To the best of Seller's knowledge, except as declared in Disclosure Schedule 2.1(b), no person or "group" (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) is the beneficial owner of 5% or more of the outstanding shares of Seller Common Stock.

     (c) Authority. The Seller has all requisite corporate power and authority to enter into this Agreement and, subject to approval of this Agreement by the requisite vote of the shareholders of the Seller, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Seller. This Agreement has been duly executed and delivered by the Seller and, assuming due execution and delivery by each of the Purchaser and the Purchaser Sub, constitutes a valid and binding obligation of the Seller, enforceable in accordance with its terms subject to applicable conservatorship, receivership, bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, whether applied in a court of law or a court of equity.

     (d) Shareholder Approvals. The Board of Directors of the Seller has directed that this Agreement and the transactions contemplated hereby be submitted to the Seller's shareholders for approval at a meeting of such shareholders and, except for adoption of this Agreement by the requisite vote of the Seller's shareholders, no other corporate proceedings on the part of the Company are necessary to approve this Agreement and to consummate the transactions contemplated hereby. The Seller has received the written opinion of R P Financial, L.C. to the effect that the Merger Consideration to be received by the shareholders of the Seller is fair, from a financial point of view, to such shareholders.

     (e) No Violations. Subject to approval of this Agreement by the regulatory agencies referred to in Section 2.1(g)(ii), the execution, delivery and performance of this Agreement by the Seller do not, and the consummation of the transactions contemplated hereby by the Seller will not, constitute (i) a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of the Seller of the Seller or to which the Seller (or any of its properties) is subject, (ii) a breach or violation of, or a default under, the Certificate of Incorporation or Bylaws of the Seller or (iii) a breach or violation of, or a default under (or an event which with due notice or lapse of time or both would constitute a default under), or result in the termination of, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance (a "Lien") upon any of the properties or assets of the Seller under, any of the terms, conditions or provisions of any note, bond, indenture, deed of trust, loan agreement or other agreement, instrument or obligation to which the Seller is a party, or to which any of its properties or assets may be bound or affected.

     (f) Consents. Except as referred to herein or in connection, or in compliance, with the Securities Act of 1933, as amended (the "Securities Act"), the Exchange Act, and the environmental, corporation, securities or blue sky laws or regulations of the various states, no filing or registration with, or authorization, consent or approval of, any public body or authority is necessary for the consummation by the Seller of the Merger or the other transactions contemplated by this Merger Agreement.

     (g) Reports.

                  (i) As of their respective dates, neither the Seller's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998, nor any other document filed subsequent to December 31, 1996 under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, each in the form (including any documents specifically incorporated by reference therein) filed with the Securities and Exchange Commission (collectively, the "Reports"), contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. Each of the balance sheets of the Seller contained or specifically incorporated by reference in the Seller's Reports (including in each case any related notes and schedules) fairly presented the financial position of the entity to which it relates as of its date and each of the statements of income and of changes in shareholders' equity and of cash flows of the Seller contained or specifically incorporated by reference in its Reports (including in each case any related notes and schedules) (collectively the "Financial Statements"), fairly presented the results of operations, shareholders' equity and cash flows, as the case may be, of the entity to which it relates for the periods set forth therein (subject, in the case of unaudited interim statements, to normal year-end audit adjustments), in each case in accordance with generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except as may be noted therein.

                  (ii) The Seller has filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since December 31, 1996 with (A) the SEC and (B) the National Association of Securities Dealers, Inc. and any other self-regulatory organization ("SRO"), and have paid all fees and assessments due and payable in connection therewith, except for those fees and assessments that would not be material.

     (h) Absence of Certain Changes or Events. From December 31, 1998 to the date hereof: (i) the Seller has not, except as set forth in the Disclosure
Schedule 2.1(h), incurred any material liability, other than in the ordinary course of its business consistent with past practice, (ii) the Seller has not, except as set forth in the Disclosure Schedule 2.1(h), taken any action that would require the consent of the Purchaser and the Purchaser Sub pursuant to
Section 3.2 hereof, and (iii) there has not been any condition, event, change or occurrence that, individually or in the aggregate, has had, or is reasonably likely to have, a Material Adverse Effect on the Seller. "Material Adverse Effect," with respect to a person, means a material adverse effect upon (A) the business, properties, assets, financial condition or results of operations of the Seller, or (B) the ability of such person to consummate the transactions contemplated by this Agreement.

     (i) Business of Seller. Since December 31, 1998, Seller has conducted its business only in the ordinary course. For purposes of the foregoing, Seller has not, since December 31, 1998, controlled expenses through (i) elimination of employee benefits, (ii) deferral of routine maintenance of real property or leased premises, (iii) elimination of reserves where the liability related to such reserve has remained, (iv) reduction of capital improvements from previous levels, (v) failure to depreciate capital assets in accordance with past practice or to eliminate capital assets which are no longer used in the business of Seller, or (vi) extraordinary reduction or deferral of ordinary or necessary expenses.

     (j) Taxes. All federal, state, local and foreign tax returns, as defined below, required to be filed by or on behalf of the Seller have been duly and timely filed or requests for extensions have been timely filed (and any such extension shall have been granted and not have expired). All taxes, as defined below, shown on such returns, and all taxes required to be shown on returns for which extensions have been granted, have been paid in full or adequate provision has been made for any such taxes on the Seller's balance sheet as of December 31, 1998 (in accordance with GAAP). Since December 31, 1998, there has been no audit examination of the Seller by the Internal Revenue Service. As of the date of this Agreement, there is no audit examination, deficiency, claim or assessment, or refund litigation with respect to any taxes of the Seller that could reasonably be expected to result in a Material Adverse Effect on the Seller, and no claim or assessment has been made by any authority in a jurisdiction where the Seller does not file tax returns and the Seller is subject to taxation. All taxes, interest, additions, and penalties due with respect to completed and settled examinations or concluded litigation relating to the Seller have been paid in full or adequate provision has been made for any such taxes on the Seller's balance sheet as of December 31, 1998 (in accordance with GAAP). Except as set forth in Disclosure Schedule 2.1(j), the Seller has complied with the Tax Identification Number reporting requirements and has not executed an extension or waiver of any statute of limitations on the assessment or collection of any material tax due that is currently in effect. Except as set forth in Disclosure Schedule 2.1(j), the Seller has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party, and the Seller has timely complied with all applicable information reporting requirements under Part III, Subchapter A of Chapter 61 of the Code and similar applicable state and local information reporting requirements, except in each case for such failure to withhold, pay or comply that would not, individually or in the aggregate, result in a Material Adverse Effect on the Seller.

     "Taxes" shall mean all taxes, charges, fees, levies, penalties or other assessments imposed by any United States federal, state, local, or foreign taxing authority, including, but not limited to, income, excise, property, sales, transfer, franchise, payroll, withholding, social security or other taxes, including any interest, penalties or additions attributable thereto. "Tax Return" shall mean any return, report, information return or other documents (including any related or supporting information) with respect to Taxes.

     (k) Absence of Claims. Except as set forth in Disclosure Schedule 2.1(k), Seller is not a party to any pending litigation, legal, administrative, arbitration or other proceeding, claims, actions, investigations or inquiries or controversy before any court or governmental agency ("Claim"), and Seller is not aware of any pending Claim against Seller or to which Seller's assets are subject, in either case which is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the Seller or to materially hinder or delay consummation of the transactions contemplated hereby, and, to the Seller's knowledge, no such Claim has been threatened.

     (l) Agreements.

                  (i) Except for this Agreement and except as disclosed in Disclosure Schedule 2.1(l), the Seller is not a party to a written or, to the Seller's knowledge, oral (A) consulting agreement (other than data processing, software programming and licensing contracts entered into in the ordinary course of business not terminable on thirty (30) days' or less notice, and providing for payments in excess of $5,000 per annum, (B) agreement with any director, executive officer or other key employee of the Seller the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Seller of the nature contemplated by this Agreement,
(C) agreement with respect to any director, executive officer or key employee of the Seller providing for other than at-will employment, (D) agreement or plan, including any stock option plan, stock appreciation rights plan, restricted stock plan, stock purchase plan, or any other non-qualified compensation plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement, (E) agreement containing covenants that limit the ability of the Seller to compete in any line of business or with any person, or that involve any restriction on the geographic area in which or method by which, the Seller (including any successor thereof) may carry on its business, (F) agreement which by its terms limits the payment of dividends by Seller, (G) instrument evidencing or related to indebtedness for borrowed money, whether directly or indirectly, by way of purchase money obligation, conditional sale, lease purchase, guaranty or otherwise, in respect of which Seller is an obligor to any person, which instrument evidences or relates to indebtedness or which contains financial covenants or other restrictions (other than those relating to the payment of principal and interest when due) which would be applicable on or after the Effective Time to Purchaser, or (H) contract, plan or arrangement which provides for payments of benefits payable to any participant therein or party thereto, and which might render any portion of any such payments or benefits subject to disallowance of deduction therefor as a result of the application of Code Section 280G.

                  (ii) All the contracts, plans, arrangements and instruments listed in Disclosure Schedule 2.1(l) are in full force and effect on the date hereof and neither Seller nor, to the knowledge of Seller, any other party to any such contract, plan, arrangement or instrument, has breached any provisions of, or is in default in any respect under any term of, any such contract, plans, arrangement or instrument, and no party to any such contract, plan, arrangement or instrument will have the right to terminate any or all of the provisions of any such contract, plan, arrangement or instrument as a result of the transactions contemplated by this Agreement. Except as otherwise described in Disclosure Schedule 2.1(l), no plan, employment agreement, termination agreement, or similar agreement or arrangement to which Seller may be liable (i) contains provisions which permit an employee or independent contractor to terminate it without cause and continue to accrue benefits thereunder; (ii) provides for acceleration in the vesting of benefits thereunder upon the occurrence of a change in ownership or control of Seller; (iii) provides for benefits which may cause the disallowance of a federal income tax deduction under the Code Section 280G; or (iv) requires Seller to provide a benefit in the form of Seller Common Stock or determined by reference to the value of Seller Common Stock.

                  (iii) The Seller is not in default under or in violation of any provision, and is not aware of any fact or circumstance that has been or could be alleged to constitute a default or violation, of any note, bond, indenture, mortgage, deed of trust, loan agreement or other agreement to which it is a party or by which it is bound or to which any of its respective properties or assets is subject.

     (m) Labor Matters. The Seller is not a party to, nor bound by, any collective bargaining agreement, contract, or other agreement or understanding with a labor union or labor organization with respect to its employees. The Seller is not the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel to bargain with any labor organization as to wages and conditions of employment, nor is the management of the Seller aware of any strike, other labor dispute or organizational effort involving the Seller that is pending or threatened.

     (n) Title to Assets. Except as set forth in Disclosure Schedule 2.1(n), the Seller has insurable title (subject only to standard title insurance policy exceptions as determined by customary practices in the area in which such properties are located) to its owned real properties, except for liens, as defined below, or such other defects arising by operation of law or which would not, individually or in the aggregate, have a Material Adverse Effect on the Seller. Seller, as lessee, has the right under valid and existing leases of properties used by Seller in the conduct of its business to occupy and use all such properties that are leased by it as are now occupied and used by it, which leases are identified in Disclosure Schedule 2.1(n). Liens shall mean any claim, encumbrance, or charge on property for payment of a debt, obligation or duty.

     (o) Compliance with Laws. To the best of Seller's knowledge, the Seller has maintained in full force and effect all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, federal, state, local and foreign governmental or regulatory bodies (each, a "Governmental Entity") that are in each case required in order to permit it to carry on its business as it is presently conducted; to the knowledge of the Seller, no suspension or cancellation of any of such permits, licenses, certificates of authority, orders or approvals is threatened. The business of the Seller is not being conducted in violation of any law, ordinance, regulation, order, writ, rule, decree or approval of any Governmental Entity.

     (p) Fees. The Seller has not, nor to Seller's knowledge have any of its respective officers, directors, employees or agents, employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions, or finder's fees, and no broker or finder has acted directly or indirectly for the Seller in connection with this Agreement or the transactions contemplated hereby.

     (q) Insurance. The Seller is presently insured, and since December 31, 1996 has been insured, for reasonable amounts with financially sound and reputable insurance companies, against such risks as companies engaged in a similar business located in the Commonwealth of Virginia would, in accordance with good business practice, customarily be insured. Each policy of insurance maintained by Seller as of the date hereof is set forth in Disclosure Schedule 2.1(q). Seller has not received notice from any insurance carrier that (i) such insurance will be cancelled or that coverage thereunder will be reduced or eliminated or (ii) premium costs with respect to such insurance will be increased.

     (r) Books and Records. The books and records of the Seller have been, and are being, maintained in accordance with applicable legal and accounting requirements and reflect in all material respects the substance of material events and transactions that should be included therein.

     (s) Corporate Documents. The Seller has delivered to the Purchaser true and complete copies of its Certificate of Incorporation and Bylaws, as amended to date, which are currently in full force and effect.

     Section 2.2 Representations and Warranties of the Purchaser and Purchaser Sub. The Purchaser and Purchaser Sub represent and warrant to the Seller that:

     (a) Corporate Organization and Qualification.

                  (i) Purchaser. The Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Virginia.

                  (ii) Purchaser Sub. Purchaser Sub will at the Effective Time be a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Purchaser Sub will not, prior to the Effective Time, engage in any business other than the transactions contemplated by this Agreement or have any obligations or liabilities other than its obligations hereunder.

                  (iii) Capital Structure. The authorized capital stock of the Purchaser Sub consists of 1,000 shares of common stock, par value $.0l per share ("Purchaser Sub Common Stock"). As of October 14, 1999, 1,000 shares of Purchaser Sub Common Stock were outstanding. At the Effective Time, all the issued and outstanding capital stock of Purchaser Sub will be owned by the Purchaser. All outstanding shares of capital stock of the Purchaser Sub is, and at the Effective Time will be, and all outstanding shares of capital stock of Purchaser Sub at the Effective Time will be, validly issued, fully paid and nonassessable and not subject to any preemptive rights.

                  (iv) Authority. Each of the Purchaser and the Purchaser Sub has the requisite power and authority and has taken all corporate action necessary in order to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of the Purchaser and the Purchaser Sub and, assuming due execution and delivery by the Seller, is a valid and binding agreement of the Purchaser and the Purchaser Sub enforceable against the Purchaser and the Purchaser Sub in accordance with its terms subject to applicable bankruptcy, insolvency and similar laws affecting creditors rights and remedies generally and subject, as to enforceability, to general principles of equity whether applied in a court of law or a court of equity.

                  (v) No Violations. The execution, delivery and performance of this Agreement by the Purchaser or the Purchaser Sub do not, and the consummation of the transactions contemplated hereby will not, constitute (i) a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of the Purchaser or the Purchaser Sub or to which the Purchaser (or any of its respective properties) is subject, (ii) a breach or violation of, or a default under, the Certificate of Incorporation or Bylaws of the Purchaser or the Purchaser Sub or (iii) a breach or violation of, or a default under (or an event which with due notice or lapse of time or both would constitute a default under), or result in the termination of, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of the

Purchaser or the Purchaser Sub under any of the terms, conditions or provisions of any note, bond, indenture, deed of trust, loan agreement or other agreement, instrument or obligation to which the Purchaser or the Purchaser Sub is a party, or to which any of their respective properties or assets may be bound or affected.

                  (vi) Access to Funds. The Purchaser and the Purchaser Sub on the date hereof have, and at the Effective Time will have, all funds necessary to consummate the Merger and fulfill their obligations under the terms of this Agreement, including without limitation, their obligation to pay the aggregate Merger Consideration.

                  (vii) Absence of Claims. No litigation, proceeding or controversy before any court or governmental agency is pending, and there is no pending claim, action or proceeding against the Purchaser, the Purchaser Sub or any of their subsidiaries, which is reasonably likely, individually or in the aggregate, to materially hinder or delay consummation of the transactions contemplated hereby, and, to the best of the Purchaser's knowledge, no such litigation, proceeding, controversy, claim or action has been threatened.


                                   ARTICLE III
                           CONDUCT PENDING THE MERGER

     Section 3.1 Conduct of the Seller's Business Prior to the Effective Time. Except with the written consent of Purchaser, from and after the execution and delivery of this Agreement and until the Effective Time, the Seller will:

     (a) conduct its business, maintain its properties and operate only in the ordinary course of business consistent with past practices and maintain Seller's Financial Statements and Reports in accordance with GAAP;

     (b) use its commercially reasonable efforts to maintain and preserve intact its business organization, properties, leases and advantageous business relationships and maintain good relationships with employees and goodwill and business relationships with customers and others;

     (c) maintain in full force and effect all of the insurance policies and bonds covering the directors, officers, employees, properties, and businesses of the Seller; and

     (d) not knowingly take any action which would materially adversely affect or delay the ability of the Seller, Purchaser or the Purchaser Sub to obtain any necessary approvals, consents or waivers of any governmental authority or any other entity required for the transactions contemplated hereby.

     Section 3.2 Forbearance by the Seller. Without limiting the covenants set forth in Section 3.1 hereof, except as otherwise specifically provided in this Agreement and except to the extent required by law or regulation or by regulatory authorities, and except in each case as specifically permitted by other subsections of this Section 3.2 from and after the execution and delivery of this Agreement and until the Effective Time, the Seller will not, without the prior written consent of the Purchaser and Purchaser Sub:

         (a) amend its Certificate of Incorporation or Bylaws or other corporate governance documents;

         (b) issue or sell any shares of its capital stock, issue or grant any stock options, warrants, rights, calls or commitments of any character calling for or permitting the issuance or sale of its capital stock (or securities convertible into or exchangeable, with or without additional consideration, for shares of such capital stock or amend any of the terms of the outstanding stock options);

         (c) pay or declare any cash dividend or other dividend or distribution with respect to the Seller's capital stock;

         (d) increase or reduce the number of shares of its capital stock by split, reverse split, reclassification, distribution of stock dividends, change of par or stated value or otherwise modify, change or amend the voting rights or preferences attributable to any such capital stock;

         (e) purchase, permit the conversion of or otherwise acquire or transfer for any consideration any outstanding shares of its capital stock or securities carrying the right to acquire, or convert into or exchange for such stock, with or without additional consideration;

         (f) (i) adopt, amend or otherwise modify any of Seller's employee plans, including, without limitation, any bonus, stock, pension, profit sharing, retirement or other compensation plan qualified or non-qualified; (ii) enter into or amend any contract of employment with any officer which is not terminable at will without cost or other liability; (iii) make or grant any general or individual wage or salary increase or increase in any manner the compensation or fringe benefits of any of its employees, officers or directors (other than any wage or salary increase to be implemented in the ordinary course of business; (iv) become a party to or commit itself to find or otherwise establish any trust or account related to any Employee Plan with or for the benefit of any employee, officer or director; (v) hire any new employee, except that Seller may hire individuals of comparable skills and qualifications and at comparable levels of compensation to replace any employees who terminate their employment with Seller after the date of this Agreement; (vi) pay any bonus under any bonus or compensation plan (other than bonuses which have been determined to be paid prior to the execution and delivery of this agreement; or
(vii) make any discretionary contribution to any Employee Plan;

         (g) incur any obligations, liabilities or expenses or make any charitable contributions, except in the ordinary course of business consistent with past practice;

         (h) merge or consolidate Seller with any other corporation; sell, transfer or lease any of its assets or property except in the ordinary course of business; or make any acquisition of all or any substantial portion of the business or assets of any other person, firm, association, corporation or business organization;

         (i) waive, release, transfer or grant any rights, or modify or change in any material respect, any material leases, licenses or agreements, other than in the ordinary course of business;

         (j) subject any asset or property of Seller to a lien, mortgage, pledge, security interest or other encumbrance; modify in any material respect the manner in which Seller has heretofore conducted its business or enter into any new line of business;

         (k) incur any indebtedness for borrowed money (or guarantee any indebtedness for borrowed money), except for deposit liabilities and except for indebtedness incurred in the ordinary course of business the repayment term of which does not exceed 30 days;

         (l) cancel or compromise any debt or claim, which has not previously been charged off, other than in the ordinary course of business and in an aggregate amount which would not have a Material Adverse Effect on Seller;

         (m) enter into any transaction other than in the ordinary course of business;

         (n) invite or initiate or engage in discussions or negotiations for the acquisition or merger of the Seller by or with any corporation or other entity other than the Purchaser or its affiliates;

         (o) take any action which constitutes a breach or default of its obligations under this Agreement, or would result in any of its representations or warranties set forth in this Agreement becoming untrue, or which is reasonably likely to delay or jeopardize the receipt of any of the regulatory approvals required hereby;

         (p) change its method of accounting as in effect as of December 31, 1998, except as required by changes in GAAP or Governmental Entities;

         (q) agree to the extension of any statute of limitations for making any assessments with respect to Taxes;

         (r) fail to maintain and keep its properties in as good repair and condition as at present, except for ordinary wear and tear;

         (s) make any loan or loan commitment to any of its officers, directors or 5% or more shareholders (or any person or entity controlled by or affiliated with such officer, director or 5% or more shareholder);

         (t) agree or make any commitment to take any action to do any of the foregoing.

         Section 3.3 Conduct of the Purchaser's and the Purchaser Sub's Business Prior to the Effective Time. Except as expressly provided in this Agreement, during the period from the date of this Agreement to the Effective Time, the Purchaser shall not, and shall cause the Purchaser Sub not to, (i) take any action that would cause the representations in Section 2.2 to fail to be true and accurate or that would materially affect the ability of the Purchaser and the Purchaser Sub to perform their covenants and agreements under this Agreement or to consummate the transactions contemplated hereby or (H) take any action, which would materially adversely affect or delay the ability of the Seller or the Purchaser to obtain any necessary approvals, consents or waivers of any governmental authority required for the transactions contemplated hereby.

                                   ARTICLE IV
                                    COVENANTS

         Section 4.1 No Solicitation. From and after the date hereof until the termination of this Agreement, neither the Seller, nor any of its officers, directors, employees, representatives, agents or affiliates (including, without limitation, any investment banker, attorney or accountant retained by the Seller), will, directly or indirectly, initiate, solicit or knowingly encourage (including by way of furnishing non-public information or assistance), or take any other action to facilitate knowingly, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal (as defined below), or enter into or maintain or continue discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain an Acquisition Proposal or agree to or endorse any Acquisition Proposal, or authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative to take any such action, and the Seller shall notify Purchaser orally (within one business day) and in writing (as promptly as practicable) of all of the relevant details relating to all inquiries and proposals which it or any such officer, director, employee, investment banker, financial advisor, attorney, accountant or other representative may receive relating to any of such matters and if such inquiry or proposal is in writing, the Seller shall deliver to Purchaser a copy of such inquiry or proposal promptly; provided, however, that nothing contained in this Section 4.1 shall prohibit the Board of Directors of the Seller from (i) furnishing information to, or entering into discussions or negotiations with any person or entity that makes an unsolicited written, bona fide proposal, to acquire the Seller pursuant to a merger, consolidation, share exchange, business combination, tender or exchange offer or other similar transaction, if, and only to the extent that,
(A) the Board of Directors of the Seller receives a written opinion from its independent financial advisor that such proposal is superior to the Merger from a financial point-of-view to the Seller's shareholders, (B) the Board of Directors of the Seller, after consultation with and based upon the written advice of independent legal counsel (who may be the Seller's regularly engaged independent legal counsel), determines in good faith that such action is necessary for the Board of Directors of the Seller to comply with its fiduciary duties to shareholders under applicable law (such proposal that satisfies (A) and (B) being referred to herein as a "Superior Proposal") and (C) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, the Seller (x) provides reasonable notice to Purchaser to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person or entity and (y) receives from such person or entity an executed confidentiality agreement in reasonably customary form, (ii) complying with Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer or (iii) failing to make or withdrawing or modifying its recommendation and entering into a Superior Proposal if there exists a Superior Proposal and the Board of Directors of the Seller, after consultation with and based upon the written advice of independent legal counsel (who may be the Seller's regularly engaged independent legal counsel), determines in good faith that such action is necessary for the Board of Directors of the Seller to comply with its fiduciary duties to shareholders under applicable law. For purposes of this Agreement, "Acquisition Proposal" shall mean any of the following (other than the transactions contemplated hereunder) involving the Seller: (i) any merger, consolidation, share exchange, business combination, or other similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the assets of the Seller, taken as a whole, in a single transaction or series of transactions; (iii) any tender offer or exchange offer for 10% or more of the outstanding shares of capital stock of the Seller or the filing of a registration statement under the Securities Act in connection therewith; or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.


         Section 4.2 Employees and Directors. None of the Seller's officers shall by virtue of the Merger become officers of the Purchaser or the Purchaser Sub, or have or exercise any power or duty conferred upon such an officer, unless and until duly elected or appointed to such position in accordance with the Bylaws of the Purchaser or the Purchaser Sub, respectively. Neither the Purchaser nor the Purchaser Sub shall have any duty or obligation to continue to employ any of Seller's employees beyond the Effective Date. All of Seller's employees who remain following the Effective Date shall be employed at will. No contractual right to employment shall inure to such employees because of this Agreement.


         Section 4.3 Access and Information.

         (a) From the date of this Agreement through the Effective Time, Seller shall afford to each of Purchaser and its authorized agents and representatives, reasonable access to its properties, assets, books and records and personnel, at reasonable business hours and after reasonable notice; and Purchaser shall be provided with such financial and operating data and other information with respect to the businesses, properties, assets, books and records and personnel of Seller as it shall from time to time reasonably request. Purchaser agrees to conduct any such requests and discussions hereunder in a manner so as not to interfere unreasonably with normal operations and consumer and employee relationships of Seller. In the event the Purchaser learns of any information or matters during such investigation that the Purchaser believes may constitute or reveal a material breach of the Seller's representations, warranties, covenants or agreements contained herein, the Purchaser shall provide the Seller with a written notice within 15 business days or such longer period as extended by the parties in writing contemplated by this Section 4.3, specifying the information or matters learned and the basis upon which they may constitute or reveal a material breach of the Seller's representations, warranties, covenants or agreements. No breach of a representation, warranty, covenant or agreement that is learned pursuant to Purchaser's investigation contemplated by this Section
4.3 shall constitute a material breach of a representation, warranty, covenant or agreement by Seller under any provision of or for any purpose under this Agreement and the information or matters underlying such breach shall be deemed to have been fully disclosed in Seller's disclosure pursuant to this Agreement, unless Purchaser provides Seller with a written notice relating thereto delivered within the time period provided in the immediately preceding sentence and Purchaser exercises its right to terminate this Agreement on the basis thereof in accordance with Section 6.1.

         (b) The Purchaser agrees to treat as strictly confidential all information received from the Seller and agrees not to divulge to any other person, natural or corporate (other than essential employees and agents of such party) any financial statements, schedules, contracts, agreements, instruments, papers, documents and other information relating to the Seller which it may come to know or which may come into its possession and, if the transactions contemplated hereby are not consummated for any reason, agrees promptly to return to the Seller all written material furnished by Seller.

         (c) Each party hereto will not, and will cause its respective representatives not to, use any information obtained from any other such party as a result of this Agreement (including this Section 4.3) or in connection with the transactions contemplated hereby (whether so obtained before or after the execution hereof, including work papers and other materials derived therefrom (collectively, the "Confidential Information") for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. Subject to the requirements of law, regulation and applicable Governmental Entities, each party hereto will keep confidential, and will cause its respective representatives to keep confidential, all Confidential Information relating to or furnished by any other such party unless such information (i) was already or becomes known to the general public, other than from a prohibited disclosure by a party to this Agreement or its representatives, (ii) becomes available to such party or an affiliate of such party from sources (other than another party to this Agreement or its representatives) not bound by a confidentiality obligation or agreement,
(iii) is disclosed with the prior written approval of the party which furnished such Confidential Information or (iv) is or becomes readily ascertainable from published information. In the event that this Agreement is terminated or the transactions contemplated by this Agreement shall otherwise fail to be consummated, each party hereto and its respective representatives shall promptly cause all Confidential Information in the possession of itself and its representatives, including all copies or extracts thereof, to be returned to the party which furnished the same.

         Section 4.4 Antitakeover Provisions. The Seller shall use reasonable best efforts (i) to exempt or continue to exempt the Purchaser, the Agreement and the Merger from any provisions of an antitakeover nature in the Seller's Certificate of Incorporation and Bylaws and the provisions of any federal or state antitakeover laws, and (ii) upon the reasonable request of the Purchaser, to assist in any challenge by the Purchaser to the applicability to the Agreement or the Merger of any state antitakeover law.


         Section 4.5 Additional Agreements. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use all reasonable efforts to take promptly, or cause to be taken promptly, all actions and to do promptly, or cause to be done promptly, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable, including using reasonable efforts to obtain all necessary actions or non-actions, extensions, waivers, consents and approvals from all applicable governmental entities, effecting all necessary registrations, applications and filings (including, without limitation, filings under any applicable state securities laws) and obtaining any required contractual consents and regulatory approvals.

         Section 4.6 Publicity. The initial press release announcing this Agreement shall be a joint press release and thereafter the Seller and the Purchaser shall consult with each other in issuing any press releases or similar public disclosure with respect to the other or the transactions contemplated hereby and in making any filings with any governmental entity or with any national securities exchange or association with respect thereto; provided, however, that nothing contained in this Section 4.6 shall prohibit any party from responding to questions from the business press or, following notification to the other parties to this Agreement, from making any disclosure which, after consultation with its counsel, it deems necessary to comply with the requirements of applicable law or regulation.


         Section 4.7 Notification of Certain Matters. The Purchaser and the Purchaser Sub, on the one hand, and the Seller, on the other hand, shall give prompt notice to the other of (a) the occurrence or its knowledge of any event or condition that would cause any of its representations or warranties set forth in this Agreement not to be true and correct in all material respects as of the date of this Agreement or as of the Effective Time (except as to any representation or warranty which specifically relates to an earlier date), or any of its obligations set forth in this Agreement required to be performed at or prior to the Effective Time not to be performed in all material respects at or prior to the Effective Time (any such notice, a "Supplemental Disclosure Schedule "), including without limitation, any event, condition, change or occurrence which individually or in the aggregate has, or which, so far as reasonably can be foreseen at the time of its occurrence, is reasonably likely to result in a Material Adverse Effect on it; and (b) any action of a third party of which it receives notice that might reasonably be expected to prevent or materially delay the consummation of the transactions contemplated hereby, including, without limitation, any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement. Any Supplemental Disclosure Schedule given by the Seller to the Purchaser shall be deemed to amend the Disclosure Schedule and, unless the Purchaser, by written notice to the Seller given within fifteen (15) business days of its receipt of such Supplemental Disclosure Schedule, exercises any right of termination it may then have under Section 6.1(b), the Purchaser shall thereafter be deemed to have permanently and irrevocably waived (on behalf of itself and its Subsidiaries)
(i) any right of termination (or any other rights or remedies) arising out of or with respect to the events or conditions described in such Supplemental Disclosure Schedule; and (ii) any contribution of such events or conditions towards the occurrence of a Material Adverse Effect; provided, that no such waiver shall exist with respect to the cumulation of such events or conditions with any other events or conditions described in any subsequent Supplemental Disclosure Schedule for purposes of determining the occurrence of a Material Adverse Effect.


         Section 4.8 Indemnification.


         (a) From and after the Effective Time through the sixth anniversary of the Effective Date, the Purchaser and the Purchaser Sub on a joint and several basis agree to indemnify and hold harmless each present and former director and officer of the Seller (each, an "Indemnified Party"), against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, the "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, and whether or not the Indemnified Party is a party thereto, arising out of matters existing or occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement), whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent then permitted under Delaware law or, if greater, that the Seller would have been permitted under its Certificate of Incorporation or Bylaws in effect on the date hereof.


         (b) Any Indemnified Party wishing to claim indemnification under
Section 4.8(a), upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify the Purchaser and the Purchaser Sub thereof, but the failure to so notify shall not relieve the Purchaser or the Purchaser Sub of any liability it may have hereunder to such Indemnified Party if such failure does not materially and substantially prejudice the indemnifying party. In the event of any such claim, action, suit, proceeding or investigation, (i) the Purchaser or the Purchaser Sub shall have the right to assume the defense thereof with counsel reasonably acceptable to the Indemnified Party and neither the Purchaser nor the Purchaser Sub shall be liable to such Indemnified Party for any legal expenses of other counsel subsequently incurred by such Indemnified Party in connection with the defense thereof, except that if neither the Purchaser nor the Purchaser Sub elects to assume such defense within a reasonable time or counsel for the Indemnified Party at any time advises that there are issues which raise conflicts of interest between the Purchaser or the Purchaser Sub and the Indemnified Party, the Indemnified Party may retain counsel satisfactory to such Indemnified Party, and the Purchaser or the Purchaser Sub shall remain responsible for the reasonable fees and expenses of such counsel as set forth above, promptly as statements therefor are received; provided, however, that the Purchaser and the Purchaser Sub shall be obligated pursuant to this paragraph (b) to pay for only one firm of counsel for all Indemnified Parties in any one jurisdiction with respect to any given claim, action, suit, proceeding or investigation unless the use of one counsel for such Indemnified Parties would present such counsel with a conflict of interest; (ii) the Indemnified Party will reasonably cooperate in the defense of any such matter and (iii) the Purchaser shall not be liable for any settlement effected by an Indemnified Party without its prior written consent, which consent may not be withheld unless such settlement is unreasonable in light of such claims, actions, suits, proceedings or investigations against, and defenses available to, such Indemnified Party.


         Section 4.9 Shareholders' Meeting. The Seller shall take all action necessary, in accordance with applicable law and its Certificate of Incorporation and Bylaws, to convene a meeting of the holders of Seller Common Stock (the "Shareholder Meeting") as promptly as practicable for the purpose of considering and voting on the approval and adoption of this Agreement. The Seller's Board of Directors, subject to its fiduciary duties as advised by such board's counsel, (i) shall recommend at the Shareholder Meeting that the holders of the Seller Common Stock vote in favor of and approve and adopt this Agreement and (ii) shall use its reasonable best efforts to solicit such approvals.


         Section 4.10 Proxy Statement. As soon as practicable after the date hereof, the Seller shall prepare a proxy statement, which shall be reasonably acceptable to counsel to the Purchaser, to take shareholder action on the Merger and this Agreement (the "Proxy Statement"), file the Proxy Statement with the SEC, respond to comments of the staff of the SEC and promptly thereafter mail the Proxy Statement to all holders of record (as of the applicable record date) of shares of Seller Common Stock. The Seller shall provide the Purchaser with reasonable opportunity to review and comment upon the contents of the Proxy Statement. The Seller represents and covenants that the Proxy Statement and any amendment or supplement thereto, at the date of mailing to shareholders of the Seller and the date of the Shareholder Meeting, will be in material compliance with all relevant rules and regulations of the SEC and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Purchaser and the Purchaser Sub shall furnish the Seller with all information concerning the Purchaser and the Purchaser Sub as the Seller may reasonably request in connection with the Proxy Statement. To the extent not prohibited by the Association of Independent Certified Public Accountants, the Seller shall cause to be delivered to the Purchaser letters of procedures from the Seller's independent certified public accountants, (i) dated the date of the mailing of the Proxy Statement to the Seller's shareholders and delivered on such date and
(ii) dated a date not earlier than five business days preceding the Closing Date (as defined in Section 7.1) and addressed to the Purchaser and delivered on or prior to the Closing Date, concerning such matters as are customarily covered in transactions of the type contemplated hereby.




                                    ARTICLE V
                           CONDITIONS TO CONSUMMATION

         Section 5.1 Conditions to Each Party's Obligations. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions, none of which may be waived:

         (a) this Agreement shall have been approved by the requisite vote of the holders of Seller Common Stock at the Shareholder Meeting in accordance with applicable law; and

         (b) no party hereto shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the Merger.

         Section 5.2 Conditions to the Obligations of the Purchaser under this Agreement. The obligations of the Purchaser to effect the Merger shall be further subject to the satisfaction at or prior to the Effective Time of the following conditions, any one or more of which may be waived by the Purchaser:

         (a) each of the obligations, covenants and agreements of the Seller required to be performed by it at or prior to the Effective Time pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects, and the Purchaser shall have received a certificate to the foregoing effect dated the Effective Date and signed by an officer of the Seller;

         (b) the representations and warranties of the Seller contained in this Agreement (subject to Section 4.7) shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time (as though made at and as of the Effective Time except as to (i) any representation or warranty which specifically relates to an earlier date and (ii) where the facts which cause the failure of any representation or warranty to be so true and correct would not, either individually or in the aggregate, constitute a Material Adverse Effect on Purchaser and its Subsidiaries taken as a whole) and the Purchaser shall have received a certificate to the foregoing effect dated the Closing Date signed by an officer of the Seller;


         (c) the Purchaser shall have received certified copies of the resolutions or documents of like import evidencing the authorization of this Agreement and the consummation of the transactions contemplated hereby by the Seller's Board of Directors and the Seller's shareholders;

         (d) the Seller shall have furnished the Purchaser with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in this Section 5.2 as the Purchaser may reasonably request; and

         (e) the Seller will be responsible for making all filings and/or submitting all returns with respect to any state and/or local real estate transfer or gains taxes that are required to be filed before the Effective Time. Seller also agrees to pay any expenses relating to the preparation or filing of returns with respect thereto.

         Section 5.3 Conditions to the Obligations of the Seller. The obligations of the Seller to effect the Merger shall be further subject to the satisfaction at or prior to the Effective Time of the following conditions, any one or more of which may be waived by the Seller:

         (a) each of the obligations of the Purchaser and the Purchaser Sub, respectively, required to be performed by it at or prior to the Effective Date pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects, and the Seller shall have received a certificate to the foregoing effect dated the Closing Date and signed by an officer of each of the Purchaser and Purchaser Sub; and

         (b) the representations and warranties of the Purchaser and Purchaser Sub contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time (as though made at and as of the Effective Time except as to any representation or warranty which specifically relates to an earlier date) and the Seller shall have received a certificate to the foregoing effect dated the Effective Date signed by an officer of each of the Purchaser and Purchaser Sub.

                                   ARTICLE VI
                                   TERMINATION

         Section 6.1 Termination. Notwithstanding any other provision of this Agreement, this Agreement may be terminated, and the Merger abandoned, prior to the Effective Time, either before or after its approval by the shareholders of the Seller:

         (a) by the mutual consent of the Purchaser and the Seller in a written instrument if the Board of Directors of each so determines by vote of a majority of the members of its respective entire board;

         (b) by the Purchaser or the Seller (provided that the party seeking termination is not then in material breach of any representation, warranty, covenant or other agreement contained herein), in the event of (i) a failure to perform or comply by the other party with any covenant or agreement of such other party contained in this Agreement, which failure or non-compliance is material in the context of the transactions contemplated by this Agreement, or
(ii) any inaccuracies, omissions or breach in the representations, warranties, covenants or agreements of the other party contained in this Agreement the circumstances as to which either individually or in the aggregate have, or reasonably could be expected to have, a Material Adverse Effect on such other party; in either case which has not been or cannot be cured within 30 calendar days after written notice thereof is given by the party seeking to terminate to such other party;

         (c) by the Purchaser or the Seller by written notice to the other party if either (i) any approval, consent or waiver of a governmental authority required to permit consummation of the transactions contemplated hereby shall have been denied or (ii) any governmental authority of competent jurisdiction shall have issued a final, unappealable order enjoining or otherwise prohibiting consummation of the transactions contemplated by this Agreement, provided, however, that no party shall have the right to terminate this Agreement pursuant to this Section 6.1(c) if such denial or request or recommendation for withdrawal shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein;

         (d) by the Purchaser, if the Board of Directors of the Seller does not publicly recommend in the Proxy Statement that the Seller's shareholders approve and adopt this Agreement or if, after recommending in the Proxy that shareholders approve and adopt this Agreement, the Board of Directors of the Seller shall have withdrawn, modified or amended such recommendation in any respect materially adverse to the Purchaser, or the Shareholders Meeting is held and the holders of Seller Common Stock shall fail to approve and adopt this Agreement; or

         (e) by the Purchaser by written notice to the Seller in the event that there has occurred since the date of this Agreement an event, condition, change or occurrence which, individually or in the aggregate, has had or could reasonably be expected to result in a Material Adverse Effect on the Seller; provided that the Purchaser shall have given the Seller thirty (30) calendar days prior written notice of such termination, and the Seller shall not have remedied such event, condition, change or occurrence by the end of such thirty-day period.

         Section 6.2 Effect of Termination. In the event of termination of this Agreement by either the Purchaser or the Seller as provided in Section 6.1, this Agreement shall forthwith become void and have no effect except (i) Sections 4.3(b) and 4.3(c) shall survive any termination of this Agreement, and (ii) that notwithstanding anything to the contrary contained in this Agreement, no party shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.


                                   ARTICLE VII
                   CLOSING, EFFECTIVE DATE AND EFFECTIVE TIME

         Section 7.1 Effective Date and Effective Time. Subject to the provisions of Article V and VI, the closing of the transactions contemplated hereby shall take place at the offices of the Purchaser on such date (the "Closing Date") and at such time as the Purchaser and the Seller mutually agree to within five (5) days after the expiration of all applicable waiting periods in connection with approvals of governmental authorities and all conditions to the consummation of this Agreement are satisfied or waived, or on such other date as may be agreed by the parties. Subject to the provisions of this Agreement, on the Closing Date, the Plan of Merger shall be signed, verified and affirmed as required by Delaware Law and duly filed with the Secretary of State of the State of Delaware. The date of such filing is herein called the "Effective Date". The "Effective Time" of the Merger shall be the time on the Effective Date as set forth in such Plan of Merger.

         Section 7.2 Deliveries at the Closing. Subject to the provisions of Articles V and VI, on the Closing Date there shall be delivered to the Purchaser and the Seller the documents and instruments required to be delivered under
Article V.


                                  ARTICLE VIII
                                  OTHER MATTERS

         Section 8.1 Certain Definitions; Interpretation. As used in this Agreement, the following terms shall have the meanings indicated, unless the context otherwise requires:

                  "materials" means material to the Purchaser or the Seller (as the case may be) and its respective subsidiaries, taken as a whole.


                  "person" includes an individual, corporation, partnership, association, trust or unincorporated organization.


         When a reference is made in this Agreement to Sections or Exhibits, such reference shall be to a Section of, or Exhibit to, this Agreement unless otherwise indicated. The headings contained in this Agreement are for ease of reference only and shall not affect the meaning or interpretation of this Agreement. Whenever the words "include, "includes, or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation." Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Any reference to gender in this Agreement shall be deemed to include any other gender.

         Section 8.2 Non-Survival of Representations, Warranties, Covenants and Agreements. All representations, warranties, covenants and agreements contained in this Agreement (or in any instrument delivered pursuant to this Agreement) shall not survive beyond the Effective Time, except for the agreements contained in Article I and Section 4.8.

         Section 8.3 Amendment. This Agreement may be amended by the parties hereto, by or pursuant to action taken by their respective boards of directors, at any time before or after approval hereof by the shareholders of the Seller but, after such approval, no amendment shall be made which reduces the amount or changes the form of the Merger Consideration as provided in Section 1.02 or which in any way materially adversely affects the rights of such shareholders, without the further approval of such shareholders. This Agreement may not be amended except by an instrument in writing specifically referring to this
Section 8.3 and signed on behalf of each of the parties hereto.

         Section 8.4 Waiver. At any time prior to the Effective Date, the Purchaser and the Purchaser Sub, on the one hand, and the Seller, on the other hand, may (i) extend the time for the performance of any of the obligations or other acts of the other, (ii) waive any inaccuracies in the representations and warranties of the other contained herein or in any documents delivered pursuant hereto and (iii) waive compliance by the other with any of the agreements or conditions contained herein which may legally be waived. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing specifically referring to this Section 8.4 and signed on behalf of such party.

         Section 8.5 Counterparts. This Agreement may be executed in counterparts each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same instrument.

         Section 8.6 Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Delaware, without regard to conflicts of laws principles.

         Section 8.7 Expenses. Each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby.

         Section 8.8 Notices. All notices, requests, acknowledgements and other communications hereunder to a party shall be in writing and shall be delivered by hand, overnight courier or by facsimile transmission (confirmed in writing) to such party at its address or facsimile number set forth below or such other address or facsimile number as such party may specify by notice hereunder, and shall be deemed to have been delivered as of the date so delivered .

         Section 8.9 Entire Agreement; Etc. This Agreement, together with the Disclosure Schedules (including any Supplemental Disclosure Schedules), the Exhibits and the Plan of Merger, represent the entire understanding of the parties hereto with reference to the transactions contemplated hereby and supersedes any and all other oral or written agreements heretofore made. All terms and provisions of the Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Nothing in this Agreement is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

         Section 8.10 Assignment. This Agreement may not be assigned by any party hereto without the written consent of the other parties.

         Section 8.11 Schedules Not Admissions. Inclusion in any Exhibit hereto or in the Disclosure Schedules (including in any Supplemental Disclosure Schedule) of any statement or information by the Seller shall not constitute an admission that such information is required (by reason of materiality or otherwise) to be furnished as part of such Disclosure Schedules,

(including any Supplemental Disclosure Schedule) or otherwise under this Agreement or an admission against interest with respect to any person not a party hereto.


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.



                                      ADVANCED TECHNOLOGY SYSTEMS, INC.


                                      By:  /s/ Claude H. Rumsey, Jr.
                                           -------------------------


                                      ATS ACQUISITIONS, INC.


                                      By:  /s/  Claude H. Rumsey, Jr.
                                           -------------------------


                                      N-VISION, INC.


                                      By:  /s/  Delmar J. Lewis
                                           -------------------------